Exhibit 10.41




                                                               February 4, 1997
                                                                    Page 1 of 3

             PURCHASE ORDER NO. 60987, CHANGE ORDER NO. 2 AMENDMENT
                  Aircraft Leases for Three (3) DHC-7 Aircraft
                (MSN 11, 44 and 57) each dated September 26, 1990
                            as amended (the "Leases")

The Leases shall be deemed to be amended as follows:

1. Lease Term: Two years from October 1, 1996, with options to extend for two additional two year periods at the same lease rate. The Lessee may excercise the option by giving the Lessor not less than 60 days written notice prior to the end of each renewal period, provided that if the Lessee has not received notice from the U.S. Army regarding the renewal of its contract at the Kwajalein project by such date, then the Lessee shall give prompt written notice following the receipt of its notice from the U.S. Army.

2.       Lease Rates:  Effective October 1, 1996, the monthly lease rates become:
                                        MSN 11-$41,000.00
                                        MSN 44-$38,500.00
                                        MSN 57-$38,500.00

3. Economic Adjustment: The Leases are hereby amended to clarify that the economic adjustment set out in Exhibit "G" will apply to the list of life limited components described in Schedule "A" attached hereto (the "Life Limited Components"), provided that the value of the hours/cycles consumed between delivery and return shall be credited on a component by component basis to the Lessor or the Lessee, as the case may be. The following provisions of the Leases are amended:

              11.6    Airframe and Components:   Notwithstanding anything
                      contained herein or in any other agreement to the contrary, all Life Limited Components (other than basic engines and landing gear assemblies) shall be returned with not less that 1,000 hours/and or cycles, whichever is the more limiting factor, remaining until the next required overhaul or replacement, based on the manufacturer's requirements for DHC-7 or its component.


              11.7 Landing Gear: Notwithstanding anything contained herein or in any other agreement to the contrary, each landing gear assembly including all its components shall be returned with not less than twenty-five percent (25%) of the cycles remaining until its next required replacement.

              11.8 Engines: Notwithstanding anything contained herein or in any other agreement to the contrary, each engine shall be returned with at least 1,000 hours and cycles remaining until its next required overhaul (based on a 5,500 hour overhaul interval) and at least 500 hours and cycles remaining until its next required hot section inspection (based on a 1,500 hour HSI interval).






                                                                    Page 2 of 3


              11.11 Component Value Determination on Return: Upon the return of the Aircraft, the parties shall determine the amount due as an economic adjustment (the "Economic Adjustment") under Exhibit "G" calculated on a component by component basis and on an Aircraft by Aircraft basis. The labor cost of conducting an engine overhaul and hot section
                      inspection   shall  be   included   in  the   Exhibit "G"
                      calculation;  however, Lessee  may elect to conduct a hot
                      section inspection and receive a corresponding credit. Notwithstanding anything to the contrary set out in the Lease, including without limitation, Exhibit "G" and any amendments to the Lease or any other agreement between the parties, the following shall apply in determining the Economic Adjustment:

                      (a) All references to half-life, 50% or one-half in Exhibit "G" are deleted.

                      (b) The current cost of overhaul or replacement used for purposes of the Exhibit "G" determination shall be fixed at the amounts set out in Schedule "A" for the purposes of the delivery and the return of the Aircraft, whether at the end of the Lease Term or any renewal term. The parties shall, however, mutually agree upon the then currect cost of overhaul or replacement and so amend Schedule "A" prior to the commencement of each renewal term.

                      (c) The parties acknowledge and agree that the Lessee shall only be required to pay an Economic Adjustment for its actual use of the Life Limited Components between the hours/cycles at delivery as shown in Exhibit "A" and the hours/cycles at return. Accordingly, if the aggregate sum of the Vi (current time value of item) of all Life Limited Components in respect
                                to  the  aircraft  upon  return   exceeds  the
                                aggregate sum of the Vi (current time value of item) upon acceptance, the Lessee shall pay the amount of such excess to the Lessor; and

                      (d) If the aggregate sum of the Vi (current time value of item) of all Life Limited Components in respect to the Aircraft upon acceptance exceeds the aggregate sum of the Vi (current time value of item) upon return, the Lessee shall not be
                                required  to  pay  the  Lessor  any   Economic
                                Adjustment.

              In the event of any inconsistency between the provisions hereof and the provisions of the Leases, the provisions hereof shall prevail.

4. Sample Calculation: Attached hereto as Schedule "B" is a sample calculation of the Component Value Determinations on return.



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                                                                    Page 3 of 3


5. Stipulated Loss Values: The Stipulated Loss Value for each Aircraft as set out in the Leases shall be deemed to be replaced with the following:

         MSN 11-$4,525,000.00
         MSN 44-$3,690,000.00
         MSN 57-$3,760,000.00

6. Life Remaining: All references to one-half life remaining in the Leases are hereby deleted.

7. Governing Law: The governing law of the Leases is hereby changed from the State of Florida to the Commonwealth of Massachusetts.

All other terms and conditions of the Leases shall continue in full force and effect unamended.


 Attachments:
                 Schedule A (SN 11) Life Limited Components - 3 pages Schedule A (SN 44) Life Limited Components - 3 pages Schedule A (SN 57) Life Limited Components - 3 pages Schedule B - Sample Component Value Calculations - 1 page